UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2010

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ICO Global Communications (Holdings) Limited (the “Company”) held its annual meeting of stockholders on December 13, 2010. At the meeting, our stockholders (i) elected the persons listed below to serve as directors of the Company, and (ii) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2010. Set forth below are the voting results for these proposals:

Proposal 1 – Election of Directors.

Director Nominee	For	Withheld	Broker Non-Votes
Richard P. Emerson	566,324,643	877,866	17,154,988
Richard P. Fox	566,324,647	877,862	17,154,988
Nicolas Kauser	559,675,653	7,526,856	17,154,988
Craig O. McCaw	551,574,959	15,627,550	17,154,988
Barry L. Rowan	559,677,653	7,524,856	17,154,988
R. Gerard Salemme	555,506,237	11,696,272	17,154,988
Stuart M. Sloan	566,324,747	877,762	17,154,988
H. Brian Thompson	559,462,931	7,739,578	17,154,988
Benjamin G. Wolff	551,574,859	15,627,650	17,154,988

Proposal 2 – Ratification of the selection by the Company’s Audit Committee of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2010.

For	Against	Abstain
584,238,887	86,291	32,319

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ Timothy M. Dozois
December 15, 2010		Timothy M. Dozois General Counsel and Acting Secretary